ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20080338763-50
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/16/2008 4:21 PM
	Entity Number E0330182008-1

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	BRK, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Name: McFARLING LAW GROUP (MANDATORY) Physical Street Address: 550 EAST CHARLESTON BLVD., SUITE D; City: LAS VEGAS; Nevada; Zip Code: 89104 (OPTIONAL) Mailing Address: ; City: ; State: ; Zip Code:
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: ; Par value per share: $; Number of shares without par value: $75,000
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Name: BRIAN KEASBERRY Street Address: 4144 GLENFIELD CIRCLE-; City: LAS VEGAS; State: NV; Zip Code: 89129 2. Name: Street Address: ; City: ; State: ; Zip Code: 3. Name: Street Address: ; City: ; State: ; Zip Code:
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: ANY LAWFUL BUSINESS
6. Name, Address and Signature of Incorporator: (attach additional page, if more than 1 incorporator)	Name: BRIAN KEASBERRY; Signature: X [signature] Address: 4144 GLENFIELD CIRCLE; City: LAS VEGAS; State: NV; Zip Code: 89129
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R. A. or On Behalf of R. A. Company; Date: 5/13/08

This form must be accompanied by appropriate fees.